Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2007 Value Creation Incentive Plan of Nashua Corporation of our report dated March 20, 2007, with respect to the consolidated financial statements and schedule of Nashua Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Ernst & Young LLP
Boston, Massachusetts
May 9, 2007